UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

DIGUANG INTERNATIONAL DEVELOPMENT CO., LTD.
(Exact name of registrant as specified in its charter)

Nevada	22-3774845
(State of incorporation or organization)	(IRS Employer Identification No.)

8TH Floor, Building 64, Jinlong Industry District Majialong
Nanshan District, Shenzhen, PRC 518052
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common Stock Par Value $0.001 per share	Name of each exchange on which each class is to be registered Nasdaq National Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: __________(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

________________________________
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered

A description of the Registrant’s securities to be registered is incorporated by reference from the information set forth under the caption “Description of Securities to be Registered” in the Registrant’s Registration Statement on Amendment No. 1 to Form S-1 (SEC File No. 333-69270) (the “Form S-1 Registration Statement”).

Item 2.	Exhibits The following exhibits are filed as a part of this Registration Statement:

2.1
Amended and Restated Share Exchange Agreement with Online, Diguang, Terri Wonderly, Sino Olympics, JLF Partners I, LP, JLF Partners II, LP, JLF Offshore Fund, Ltd., Craig Samuels and Hilltop Holdings Company, LP, dated March 17, 2006 (incorporated by reference from Form 8-K filed on March 21, 2006)

3.1(i)	Amended and Restated Articles of Incorporation (incorporated by reference from Amendment No. 1 to Form S-1 Registration Statement filed on October 23, 2006)
3.1(ii)	Amended and Restated By-laws (incorporated by reference from Amendment No. 1 to Form S-1 Registration Statement filed on October 23, 2006)
4.1
Amended and Restated Share Exchange Agreement with Online, Diguang International Holdings Limited, Terri Wonderly, Sino Olympics, JLF Partners I, LP, JLF Partners II, LP, JLF Offshore Fund, Ltd., Craig Samuels and Hilltop Holdings Company, LP dated March 17, 2006 (Exhibit 2.1)

4.2
Placement Agent Agreement with Online, Chardan Capital Markets, LLC and Maxim Group, LLC dated September 27, 2005 (incorporated by reference from Form S-1 Registration Statement filed on June 16, 2006)

4.3	Amended and Restated Form of Registration Rights Agreement dated January 16, 2006 (incorporated by reference from Form S-1 Registration Statement filed on June 16, 2006)
5.1	Opinion of Hale Lane Peek Dennison and Howard, as to legality of offered securities (incorporated by reference from Amendment No. 1 to Form S-1 Registration Statement filed on October 23, 2006)
10.1	Employment Agreement of Yi Song (incorporated by reference from Form 8-K filed on April 21, 2006)
10.2	Employment Agreement of Hong Song (incorporated by reference from Form 8-K filed on April 21, 2006)
10.3
Production Building Lease Contract with Dongguan Diguang Electronics Science & Technology Co., Ltd. and Shenzhen Diguang Electronics Co. dated March 30, 2005 (incorporated by reference from Form S-1 Registration Statement filed on June 16, 2006)

14.1	Code of Ethics (incorporated by reference from Amendment No. 1 to Form S-1 Registration Statement filed on October 23, 2006)
21.1	Subsidiaries of the registrant (incorporated by reference from Form S-1 Registration Statement filed on June 16, 2006)
23.1	Consent of BDO REANDA (incorporated by reference from Amendment No. 1 to Form S-1 Registration Statement filed on October 23, 2006)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 26, 2006	DIGUANG INTERNATIONAL DEVELOPMENT CO., LTD.

	By:	/s/ Hong Song
Hong Song Chief Operating Officer